UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Sale-Leaseback Transaction

As previously disclosed on Form 8-K filed August 22, 2023, RumbleOn, Inc. (the “Company”) entered into a Real Estate Purchase and Sale Contract (the “Purchase Agreement”), , providing for the sale and leaseback by the Company of nine separate properties (each, a “Property” and collectively, the “Properties”). On September 8, 2023, the Company completed the sale of eight of the Properties (the “Sold Properties”) for an aggregate purchase price of $49,068,844. The Company expects to complete the sale of the remaining Property in due course. As described in the above referenced Form 8-K, simultaneously with the closing of the sale of the Sold Properties, the Company entered into a Unitary Master Lease Agreement (the “Lease”), pursuant to which the Sold Properties were leased back from the buyer to certain subsidiaries of the Company.

The net cash proceeds the Company received following the closing of the Sold Properties was approximately $48,236,816 million after taxes, expenses, and fees. At the time of closing, the Company remitted funds directly to Oaktree Fund Administration to reduce outstanding debt under the Term Loan Credit Agreement dated August 31, 2021, as amended.

Other than in respect to the transactions discussed above, there are no material relationships between the Company and the buyer identified in the Purchase Agreement or any of its affiliates, or any director or officer or any associates of any such director or officer.

The foregoing is a summary of the material terms of the Lease and is qualified entirely by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Forward-Looking Statements

This Current Report on Form 8-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact including, without limitation, statements with respect to the closing of the remaining Property and the use of the net proceeds of the real estate transaction reported herein are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: September 14, 2023	By:	/s/ Blake Lawson
Blake Lawson
Chief Financial Officer

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